Exhibit 99.1

January 18, 2010	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK to Present at Credit Suisse Energy Summit

TULSA, Okla. – Jan. 18, 2010 – ONEOK, Inc. (NYSE: OKE) will present at the Credit Suisse Energy Summit on Wednesday, Feb. 3, 2010, in Vail, Colo.

John W. Gibson, ONEOK president and chief executive officer, will present at the conference at 11:10 a.m. Mountain Standard Time (12:10 p.m. Central Standard Time).

The conference presentation will be webcast and will be accessible on ONEOK’s web site, www.oneok.com. A replay of the webcast will be archived for 30 days after the conference.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.1 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

For information about ONEOK, Inc., visit the Web site: www.oneok.com. OKE-FV